Exhibit 10.2


                 AMERICAN BAR ASSOCIATION MEMBERS/STATE STREET
                               COLLECTIVE TRUST

                  FIFTH AMENDED AND RESTATED FUND DECLARATION
                            INTERMEDIATE BOND FUND

          Pursuant to Sections 3.03 and 7.01 of the Declaration of Trust, dated December 5, 1991, as amended as of July 31, 1995 and as further amended as July 15, 2002 (the "Declaration of Trust"), which authorizes State Street Bank and Trust Company as trustee ("State Street" or the "Trustee") of the American Bar Association Members/State Street Collective Trust (the "Collective Trust") to amend the Fund Declarations of the investment funds established under the Collective Trust, effective as of April 1, 2003 State Street hereby amends and restates the Fund Declaration dated April 17, 2002 of the Intermediate Bond Fund, an investment fund established under the Collective Trust (the "Fund"). The provisions of the Declaration of Trust are incorporated herein by reference. In addition, the Trustee agrees and declares that it will hold, administer and deal with all money and property received or purchased by it as Trustee of the Collective Trust on behalf of the Fund subject to the additional terms and conditions set forth in this Fund Declaration. Capitalized terms used and not otherwise defined shall have the meanings set forth in the Declaration of Trust.

          1. Investment Objective. The primary investment objective of the Fund is to achieve a total return from current income and capital appreciation by investing in a diversified portfolio of fixed-income securities with a portfolio duration generally from three and six years. The Fund will seek to achieve, over an extended period of time, total returns comparable or superior to broad measures of the domestic bond market.

          2. Investment Guidelines and Restrictions. The Fund will be invested and reinvested primarily in obligations of the U.S. government and the agencies and instrumentalities thereof ("U.S. Government Obligations"); corporate debt securities; corporate commercial paper; mortgage and other asset-backed securities; variable and floating rate debt securities; bank certificates of deposit, fixed time deposits and bankers' acceptances; repurchase agreements; obligations of foreign governments or their subdivisions, agencies and instrumentalities and international agencies or supranational entities; and foreign currency denominated securities (subject to a 20% limitation on securities issued by non-U.S. issuers). The securities of foreign issuers may be held by the Fund directly or indirectly through American Depositary Receipts or European Depositary Receipts.

          The Fund will seek to maintain a minimum average credit quality rating of "AA". At least 90% of the Funds total fixed income portfolio will consist of bonds rated investment grade by a nationally recognized rating agency. No more than 1% of the fixed income portfolio's non-investment grade investments will be securities of a single issuer.

          It is the intention of the Trustee not to cause the Fund to invest in derivative securities, except to the extent set forth in the Prospectus of the Collective Trust from time to time in effect pursuant to which the Units of the Fund may be issued. The Trustee, subject to consultation with ABRA, may in the future review such investment policy.

          The Fund will not:

          (a) trade in foreign currency (except transactions incidental to the settlement of purchases or sales of securities for the
               Fund);

          (b) make an investment in order to exercise control or management over a company;

          (c) make short sales, unless the Fund has, by reason of ownership of other securities, the right to obtain securities of a kind and amount equivalent to the securities sold, which right will continue so long as the Fund is in a short position;

          (d) trade-in commodities or commodity contracts, except futures contracts (including options on futures contracts) with respect to securities and securities indices for hedging purposes or pursuant to the investment policy regarding derivative securities referred to above;

          (e)  write uncovered options;

          (f) purchase real estate or mortgages, provided that the Fund may buy shares of real estate investment trusts listed on U.S. stock exchanges or reported on Nasdaq National Market if such purchases are consistent with the investment objective of the Fund;

          (g)  invest in securities of registered investment companies;

          (h)  invest in oil, gas or mineral leases;

          (i) purchase any security on margin or borrow money, except for short-term credit necessary for clearance of securities transactions; or

          (j) make loans, except by (i) the purchase of marketable bonds, debentures, commercial paper and similar marketable evidences of indebtedness, (ii) engaging in repurchase agreement transactions and (iii) making loans of portfolio securities.

          3. Initial Value of Units of the Fund. The initial value of Units of the Fund was $10.00 on September 5, 1995.

          4. Restrictions on Withdrawals and Transfers. There are no restrictions on withdrawal and transfer. A Participating Trust may request withdrawal of any number of Units of the Fund on any Business Day.

          5. Trustee, Management and Administrative Fees. For services rendered as trustee of the Fund, the Trustee will be entitled to receive compensation in the amount and at the times set forth in Schedule A attached hereto.

          6. Investment Advisors and Initial Investments in Registered Investment Companies. The Trustee retains the right to appoint Investment Advisors to assist the Trustee in managing the assets of the Fund. Any such Investment Advisors shall be designated from time to time in Schedule B attached hereto, and the Trustee shall enter into investment advisory agreements with such Investment Advisors setting forth the terms and conditions (including any volume or percentage limitations applicable to types, categories or classes of securities) under which any such Investment Advisors will advise and make recommendations to the Trustee and the compensation to be paid to such Investment Advisors.

          7. Conflicts. In the event of a conflict between the terms of this document and the Declaration of Trust, the Declaration of Trust shall control unless the Declaration of Trust specifically permits the Trustee to vary the particular provision set forth therein.

          IN WITNESS WHEREOF, STATE STREET BANK AND TRUST COMPANY has caused its name to be signed to this Amended and Restated Fund Declaration for the Intermediate Bond Fund by its proper officer as of November 14, 2003 to be effective as of April 1, 2003.

ATTEST:                                         STATE STREET BANK AND TRUST
                                                  COMPANY

By:  /s/ Jessica K. Moore                       By: /s/ Beth Halberstadt
     -------------------------------                --------------------------
     Name:  Jessica K. Moore                        Name:  Beth Halberstadt
     Title: Legal Secretary                         Title: Vice President

                            INTERMEDIATE BOND FUND

                  FIFTH AMENDED AND RESTATED FUND DECLARATION

                                  SCHEDULE A



     For services rendered to the Intermediate Bond Fund, the Trustee shall be entitled to receive with respect to the assets of the Fund a Trustee, Management and Administrative fee, charged at the following annual rates, which will accrue on a daily basis and will be paid monthly, provided that such fee shall be reduced by the amount of any fee received by the Trustee (which for these purposes shall not exceed the amount set forth below) on account of the investment of any assets of the Fund in any other collective investment trust maintained by the Trustee:

Aggregate Value of Assets in the Balanced,
Index Equity, Intermediate Bond,
International Equity, Large-Cap Growth
Equity, Large-Cap Value Equity, Mid-Cap
Growth Equity, Mid-Cap Value Equity,
Small-Cap Equity, and Stable Asset
Return Funds                                                  Rate
--------------------------------------------     ------------------------------
First $1.0 billion                                           .156%
Next  $1.8 billion                                           .058
Over  $2.8 billion                                           .025

                            INTERMEDIATE BOND FUND

                  FIFTH AMENDED AND RESTATED FUND DECLARATION

                                  SCHEDULE B

The Trustee has entered into an Investment Advisor Agreement with the following entity as Investment Advisor, and such Investment Advisor will be entitled to payment of compensation as specified therein:

                  PACIFIC INVESTMENT MANAGEMENT COMPANY LLC